As filed with the Securities and Exchange Commission on August 26, 2019
Registration No. 333-213377

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT
Under
The Securities Act of 1933

BRIGGS & STRATTON CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-0182330 (I.R.S. Employer Identification No.)

12301 West Wirth Street
Wauwatosa, Wisconsin 53222
(414) 259-5333
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Mark A Schwertfeger
Senior Vice President and Chief Financial Officer
Briggs & Stratton Corporation
12301 West Wirth Street
Wauwatosa, Wisconsin 53222
(414) 259-5333
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Ryan P. Morrison
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, WI 53202
(414) 277-5000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non Large accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-213377) (the “Registration Statement”) filed with the Securities and Exchange Commission on August 30, 2016 by co-registrants Briggs & Stratton Corporation (the “Registrant”) and Briggs & Stratton Power Products Group, LLC, which was subsequently merged into the Registrant, pertaining to the registration of an unspecified number of debt securities and subsidiary guarantees (collectively, the “Securities”) of the Registrant, is being filed to deregister unsold Securities of the Registrant that were registered under the Registration Statement because the Registrant no longer qualifies as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended.

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any Securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all Securities of the Registrant registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauwatosa, State of Wisconsin, on August 26, 2019.

BRIGGS & STRATTON CORPORATION

By: /s/ Mark A. Schwertfeger

Name: Mark A. Schwertfeger
Title: Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act of 1933, as amended.